UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2011

Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 25, 2011, Community Bank System, Inc. (the “Company”) and The Wilber Corporation (“Wilber”) issued a press release announcing that Wilber’s shareholders adopted and approved the Agreement and Plan of Merger, dated October 22, 2010, by and between the Company and Wilber (the “Merger Agreement”) at a special shareholders’ meeting held on March 25, 2011.  In addition to obtaining shareholders approval, the parties have received the required regulatory approvals from the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System.  Based upon the receipt of these approvals, the Company and Wilber have scheduled April 8, 2011 as the closing date.

The press release also includes information about the projected mailing date of the merger consideration election materials which will be distributed to the Wilber shareholders of record as of the close of business on April 8, 2011.  The election deadline for the Wilber shareholders to make their election is no later than 5:00 p.m., Eastern Time, on May 4, 2011.

A copy of the press release is being filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable;
(b)	Not applicable;
(c)	Not applicable; and
(d)	Exhibits

Exhibits No.	Description
99.1	Press Release dated March 25, 2011

1822159.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ Scott A. Kingsley
Name: Scott A. Kingsley
Title: Executive Vice President and Chief Financial Officer

Dated: March 25 2011

1822159.2